Exhibit 10.6

HESS MIDSTREAM PARTNERS LP

2015 LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

This Hess Midstream Partners LP 2015 Long-Term Incentive Plan (the “Plan”) has been adopted by Hess Midstream Partners GP LLC, a Delaware limited liability company (the “Company”), the general partner of Hess Midstream Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership and the Company by providing incentive compensation awards denominated in or based on Units to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, Restricted Unit, Phantom Unit, DER, Substitute Award, Unit Appreciation Right, Unit Award, Other Unit-Based Award or Profits Interest Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced and which agreement may include a separate plan, policy, agreement or other written document.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) a felony conviction of the Participant or the failure of the Participant to contest prosecution for a felony; (ii) the Participant’s gross and willful misconduct in connection with the performance of the Participant’s duties with the Company or any Affiliate(s) of the Company or (iii) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or its Affiliate(s) after a written demand from the Board or the Committee for substantial performance which specifically identifies the manner in which the Board or the Committee, as the case may be, believes that the Participant has not performed the Participant’s duties with the Company or its Affiliates, provided that the event or circumstance described in clause (i), (ii) or (iii) is directly and materially harmful to the business or reputation of the Company, the Partnership or their Affiliates; provided further, however, that, if at any particular time the Participant is subject to an effective employment agreement or change in control agreement with the Company or any of its Affiliates, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement or change in control agreement, as applicable.

“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i) any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company, Hess or an Affiliate of the Company or Hess (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of the Company’s or the Partnership’s assets, respectively, in one or more transactions to any Person other than the Company, the Partnership, Hess or an Affiliate of the Company, the Partnership or Hess;

(iv) a transaction resulting in a Person other than the Company, Hess or an Affiliate of the Company or Hess (as determined immediately prior to such event) being the sole general partner of the Partnership; or

(v) a Hess Corporation Change of Control.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation required to comply with Section 409A or such compensation otherwise would be subject to the tax under Section 409A if such Change in Control did not comply with Section 409A, the transaction or event described in subsection (i), (ii), (iii), (iv) or (v) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee of the Board as may be appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Consultant” means an individual who renders consulting services to the Company, the Partnership or any of their Affiliates.

“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company, the Partnership or one of their Affiliates and the applicable Participant, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan, as applicable, for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees of the Company, the Partnership or one of their Affiliates or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation required to comply with Section 409A or such compensation otherwise would be subject to the tax under Section 409A if such Disability did not comply with Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A. If applicable, a determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value of the Units determined by such methods or procedures as shall be established from time to time by the Committee and, to the extent applicable, in compliance with the requirements of Section 409A. Unless otherwise determined by the Committee, the Fair Market Value of the Units as of any given date shall be the closing sales price of the Units on such date during normal trading hours on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select; provided that if there are no reported sales on a given date but there were sales within a reasonable period both before and after such date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after such date on which there were sales. The average is to be weighted inversely by the respective number of trading days between the selling dates and the valuation date.

“Hess” means Hess Corporation, a Delaware corporation, or its successors.

“Hess Corporation Change of Control” means a “Change of Control” as defined in the Hess Corporation 2008 Long-Term Incentive Plan, as amended, as such definition would apply to future awards granted under that plan.

“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6(f) of the Plan.

“Participant” means an Employee, Consultant or Director who has been granted and holds an outstanding Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Profits Interest Unit” means, to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be amended or issued after the Effective Date (as defined in Section 9 below).

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Director or Consultant or (b) a termination which results in a temporary severance of the service relationship.

“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means an award granted pursuant to Section 6(d) of the Plan.

SECTION 3. Administration.

(a) The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board and amended from time to time. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.

(b) To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.

SECTION 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is [             (    )]. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse, provided, however, that Restricted Units granted under the Plan that are forfeited by the recipient thereof after the 10th anniversary of the effective date of the Plan shall not be added back to the number of Units that may be delivered under the Plan), the Units subject to such Award that are not actually delivered pursuant to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity (including an existing Affiliate of the Partnership) that is (or whose securities are) acquired in any form by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion with the Partnership being responsible for any costs associated with the Units, unless otherwise determined by the Committee.

(c) Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

(a) Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.

(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.

(iii) Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination. Unless otherwise determined by the Committee, to the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates.

(iv) Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i) Payment of Phantom Units. The Committee shall specify, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and which conditions and dates or events shall be intended to be compliant with Section 409A (unless the Phantom Units are exempt therefrom).

(ii) Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c) DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is intended to be either exempt from or in compliance with Section 409A.

(d) Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e) Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Consultant or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.

(f) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(g) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership). Such Substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules.

(h) General.

(i) Award Agreements. Each Award shall be evidenced in writing in an Award Agreement that shall reflect any vesting conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such other terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(ii) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant. Notwithstanding the immediately preceding sentence, the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award.

(iii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate thereof. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate thereof may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant (or the Participant’s legal representative in the case of the Participant’s Disability or incapacitation) during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate of either of the foregoing.

(C) The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(v) Term of Awards. Subject to Section 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.

(vi) Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(vii) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(viii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 7. Amendment and Termination; Certain Transactions.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner at any time for any reason or for no reason without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b) Amendments to Awards. Subject to Section 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 4(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, which need not be uniform with respect to all Participants or all Awards, may take any one or more of the following actions:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in Section 4(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 7, provided, however, that nothing in this Section 7(c) or Section 4(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 7 or in Section 4(c) above; and (ii) no action shall be taken under this Section 7 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service or pursuant to Section 7(c). The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company in its sole discretion, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, (i) from any Award, (ii) from any payment due or transfer made under any Award or (iii) from any compensation or other amount owing to a Participant the amount of any applicable taxes required to be withheld by the Company or any Affiliate in respect of an Award, including taxes required to be withheld in connection with its grant, its exercise, the lapse of restrictions thereon or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. The Company or any Affiliate may withhold cash or Units, including Units that would otherwise be issued pursuant to such Award or other property. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units so withheld or surrendered shall be limited to the number of Units that have a Fair Market Value on the date of withholding equal to the aggregate amount of the Company’s or any Affiliate’s withholding obligation based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to continue to serve as a Consultant or a Director, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d) No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(e) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in Section 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to attempt to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. If any termination of Service constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (i) are subject to the provisions of Section 409A; (ii) are not otherwise exempt under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of: (1) the date that is six months and one day following the date of termination; or (2) the date of the Participant’s death. Each payment or amount due to a Participant under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments.

(f) Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

(g) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(i) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

(l) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(n) No Guarantee of Tax Consequences. None of the Board, the Committee, the Company or the Partnership provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person and assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(o) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company or the Partnership, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company and the Partnership reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

(p) Unit Retention Policy. The Committee may provide in its sole and absolute discretion, subject to applicable law, that any Units received by a Participant in connection with an Award granted hereunder shall be subject to a unit ownership, unit retention or other policy restricting the sale or transfer of units, as the Committee may determine to adopt, amend or terminate in its sole discretion from time to time.

(q) Limitation of Liability. No member of the Board or the Committee or Employee to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 3 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any Employee in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(r) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue until the date terminated by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. The Plan shall, within twelve (12) months after the date of the Board’s initial adoption of the Plan, be submitted for approval by a majority of the outstanding Units of the Partnership entitled to vote.